Exhibit (a)(7)

Form of Proxy — Special Meeting to be held on March 31, 2005

This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy
1.	Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3.	This proxy should be signed in the exact manner as the name appears on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7.	This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail or by Internet, are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.

•	Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.
1 8XX XXX-XXXX
•	Proxy Instructions must be received by 5:00 pm, Eastern Time, March 30, 2005.

•	Go to the following web site:
www.computershare.com/ca/proxy
•	Proxy Instructions must be received by 5:00 pm, Eastern Time, March 30, 2005.

To vote by telephone or the Internet, you will need to provide your HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

HOLDER ACCOUNT NUMBER  C1234567890          ACCESS NUMBER  12345

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 5:00 pm, Eastern Time, on March 30, 2005

006DZB

Appointment of Proxyholder
I/We being holder(s) of the Corporation hereby appoint: Peter A. Crossgrove, Chairman, or failing him, Howard Beck.	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of MASONITE INTERNATIONAL CORPORATION to be held at The Design Exchange, 234 Bay Street, Toronto, Ontario on March 31, 2005 at 9:30 a.m. and at any adjournment thereof.

Resolution Management recommends a vote FOR the following resolution. Please read the resolution in full in the accompanying Management Information Circular.

			For	Against	Abstain
1	A special resolution (the “Arrangement Resolution”) approving the arrangement of Masonite under section 182 of the Business Corporations Act (Ontario).	▶	☐	☐	☐

The full text of the Arrangement Resolution is set out on Appendix A to the Management Information Circular dated March 4, 2005 (the “Circular”) with respect to the Meeting, as such Arrangement Resolution may be amended or varied at the Meeting.

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Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Day